UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37722	46-4312787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street
Building 23
Suite 105
Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 651-5940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Certificate of Incorporation.

On November 21, 2023, Aeglea BioTherapeutics, Inc. (the “Company”) implemented an increase in the number of authorized shares of its common stock, par value $0.0001 per share (“Common Stock”), from 20,000,000 to 400,000,000 pursuant to a Certificate of Amendment to the Company’s Certificate of Incorporation, a copy of which is filed herewith as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 21, 2023, the Company held a Special Meeting of Stockholders (the “Special Meeting”) at which holders of Common Stock as of the close of business on September 25, 2023 (the “Record Date”) were entitled to vote. On the Record Date, there were 4,048,687 shares of Common Stock issued and outstanding. At the Special Meeting, four proposals were submitted to the Company’s stockholders. The final voting results were as follows:

Proposal No. 1

The Company’s stockholders approved, for the purpose of complying with the applicable provisions of Nasdaq Listing Rule 5635(a), the issuance of up to 43,453,560 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), issued in June 2023.

For	Against	Abstain	Broker Non-Votes
2,457,804	17,677	529	507,572

The above voting results for Proposal No. 1 do not include the 517,809 shares of Common Stock that were issued in the Company’s acquisition of Spyre Therapeutics, Inc. that were not entitled to vote on Proposal No. 1 for purposes of Nasdaq rules. These 517,809 shares of Common Stock were voted in favor of Proposal No. 1 for purposes of adopting the proposal under Delaware law. However, to comply with applicable Nasdaq rules, the Company instructed the inspector of elections to conduct a separate tabulation, which is set forth above, that subtracted 517,809 shares from the total number of shares voted in favor of Proposal 1 for purposes of determining whether the proposal was also adopted under applicable Nasdaq rules.

Proposal No. 2

The Company’s stockholders approved the amendment and restatement of the Aeglea BioTherapeutics, Inc. 2016 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
2,244,907	748,367	545	507,572

Proposal No. 3

The Company’s stockholders adopted and approved an amendment to the Company’s Certificate of Incorporation, as amended and restated, to increase the number of authorized shares of the Common Stock from 20,000,000 to 400,000,000.

For	Against	Abstain	Broker Non-Votes
3,237,929	261,504	1,958	N/A

Proposal No. 4

The Company’s stockholders adopted and approved an adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for Proposals 1, 2 and/or 3.

For	Against	Abstain	Broker Non-Votes
2,848,064	651,163	2,164	N/A

Item 7.01	Regulation FD Disclosure.

Following approval of Proposal No. 1, the Company had approximately 47.8 million shares of Common Stock issued and outstanding on a pro forma basis, which gives effect to the full conversion of the Series A Preferred Stock as of the date of the Special Meeting, without regard to beneficial ownership limitations that may limit the ability of certain holders of Series A Preferred Stock to convert such shares to Common Stock as such time, and assumes the exercise of all outstanding pre-funded warrants.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, effective as of November 21, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: November 22, 2023	By:	/s/ Cameron Turtle
Cameron Turtle
Chief Executive Officer